CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”, SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

Exhibit 10.1

EXCLUSIVE LICENSE AGREEMENT

Johns Hopkins University and Capricor, Inc.

JHU Agreement Number A38423

This AGREEMENT is entered into by and between the Johns Hopkins University (“JHU”), a Maryland corporation having an address at 3400 N. Charles Street, Baltimore, Maryland, 21218-2695 and, Capricor, Inc. (“LICENSEE”), a Delaware corporation having an address at 8840 Wilshire Blvd., 2nd Floor, Beverly Hills, California 90211 and is effective on the 15 day of April, 2021 (“EFFECTIVE DATE”).

RECITALS

A.	During a fundamental research collaboration between JHU and LICENSEE, valuable jointly owned inventions entitled [***] were discovered.

B.JHU and LICENSEE have entered in a Sponsored Research Agreement on April 1, 2020 (“SRA”) to conduct pre-clinical experiments and other research activities to be conducted in the laboratory of Dr. Stephen Gould.

C.

JHU owns or co-owns, by assignment or otherwise from members of its faculty and staff, certain valuable inventions, know-how, data, material, as specified in Exhibit A- 1, which JHU desires to have commercialized to make useful products and services available for the benefit of the public, including members of undeveloped countries and poor populations, as soon as possible, in accordance with JHU’s mission and purpose.

D.	JHU and LICENSEE have jointly filed the Licensed Patents, hereunder defined, and listed on Exbibit A-1.
E.

LICENSEE co-owns those certain valuable inventions, know-how, data, and materials specified in Exhibit A-1 and desires to acquire an exclusive license to JHU’s co- owned interest therein in accordance with this AGREEMENT so that it may develop, manufacture, have made, use, have used, import, offer for sale, sell, have sold, and/or distribute certain products and services for public use and benefit as soon as possible.

The parties agree, with the intent to be legally bound, as follows:

1.	DEFINITIONS AND SCOPE

Capitalized terms have the meanings provided by Exhibit B or as defined in the body of this AGREEMENT.

2.	GRANT OF LICENSES
2.1.

Grant of Exclusive Patent License. Subject to this AGREEMENT, JHU grants LICENSEE an exclusive, worldwide license under the LICENSED PATENTS to make, have made, use, have used, import, have imported, export, sell, offer to sell, have sold, develop, practice, manufacture, have manufactured and commercialize LICENSED PRODUCTS in the LICENSED TERRITORY and FIELD OF USE and to grant SUBLICENSES to the LICENSED PATENTS subject to Section 2.5 (Retained Research and Publication Rights).

2.2.

Grant of Non-Exclusive Right to Use Data, Know-How, Materials. JHU grants LICENSEE a non-exclusive, worldwide right, with the right to grant SUBLICENSES, to use its LICENSED DATA, LICENSED KNOW-HOW, and LICENSED MATERIALS, existing as of the EFFECTIVE DATE of this AGREEMENT and as identified in and subject to restrictions identified in Exhibit A-1, Exhibit F, and Exhibit G. This right to use is granted solely to LICENSEE to permit LICENSEE to develop and commercialize LICENSED PRODUCTS in the LICENSED TERRITORY in the FIELD OF USE.

2.3.

Affiliate Rights and Obligations. The LICENSED RIGHTS granted herein extend to AFFILIATES, except that AFFILIATES may not grant SUBLICENSES without JHU’s written consent. An AFFILIATE that exercises rights under this AGREEMENT shall automatically be bound by all terms and conditions of this AGREEMENT, including but not limited to indemnity and insurance provisions and the obligation to pay ROYALTIES. All acts or omissions by an AFFILIATE shall be considered acts or omissions of LICENSEE, which is, and shall remain, liable for them.

2.4.

Sublicense/Notification. LICENSEE shall provide a complete and unredacted copy of each SUBLICENSE to JHU within thirty (30) days of execution. Each SUBLICENSE shall (i) expressly reference this AGREEMENT and declare void and unenforceable against JHU any terms contrary to this AGREEMENT; (ii) prohibit sublicensing by the SUBLICENSEE; (iii) expressly incorporate the Sections (inclusive of subsections) of this AGREEMENT numbered 4, 5, 6, 7, 8, 9, 10, 11, and 12 for the benefit of JHU; and (iv) acknowledge JHU as a third party beneficiary of the SUBLICENSE having the right to audit and enforce its terms and (v) expressly require SUBLICENSEE to provide LICENSEE diligence reports on an annual basis for the express purpose of providing those SUBLICENSEE diligence reports to JHU. In addition, each SUBLICENSE shall provide for its own immediate termination or expiration upon termination or expiration of this AGREEMENT, unless LICENSEE’s entire right and interest in such SUBLICENSE (including all rights to receive ROYALTIES and other payments) is assigned in writing to JHU with JHU’s consent, which shall not be unreasonably withheld or delayed. Failure to comply with the requirements of this Section 2.4 shall cause any purported SUBLICENSE to be void.

2.5.	Retained Research and Publication Rights.

JHU retains the unrestricted right, on behalf of itself, its faculty, and staff and non- profit academic or research institutions to whom JHU extends such rights, to practice and use any LICENSED RIGHTS described in Exhibit A-1 for any research or non- profit purpose, including sponsored research and collaboration with commercial entities and assessment and treatment of patients at Johns Hopkins Health System/JHU institutions. In addition, the right of JHU’s faculty and staff to publish all information concerning what is described in Exhibit A-1 shall not be restricted by this AGREEMENT. For purposes of clarity, JHU shall not grant any commercial rights in or to the LICENSED PATENTS to any person or entity other than LICENSEEE so long as this AGREEMENT remains in force and effect.

2.6.

Government Rights. LICENSED PATENTS arising from research funded in whole or part by the United States government are subject to the Bayh Dole Act and its implementing regulations (35 U.S.C. §§ 200-204, 37 CFR Part 401) (collectively, “Bayh Dole Obligations”), including requirements to take effective steps in a reasonable time to achieve practical application of the LICENSED PATENTS in the FIELD OF USE and to assure LICENSED PRODUCTS sold or produced in the United States be “manufactured substantially in the United States.” LICENSEE shall comply with and cooperate with JHU in assuring compliance with the Bayh Dole Obligations. JHU’s obligations under Title 35 Sections 200-204 of the United States Code include the grant of an irrevocable, non-exclusive, nontransferable, royalty-free worldwide license to LICENSED PATENTS by JHU to the United States government, and a statement of United States government patent rights on all LICENSED PATENTS. All determinations of federal research funding involvement will be made solely by JHU, and JHU’s determination shall be honored by LICENSEE.

2.7.Humanitarian Rights and Obligations.

2.7.1

The parties will cooperate such that essential medicines developed under this AGREEMENT can be made available in LEAST DEVELOPED COUNTRIES. JHU agrees to consider reasonable requests of LICENSEE for a commensurate reduction of payment obligations to JHU to facilitate the availability of LICENSED PRODUCTS in such countries.

2.7.2

JHU retains the right to grant rights to manufacture, use, distribute, sell, and import the LICENSED RIGHTS described in Exhibit A-1 to a QUALIFIED HUMANITARIAN ORGANIZATION for HUMANITARIAN PURPOSES, provided that any such grant shall expressly prohibit the manufacture, use, distribution, sale, or importation of any LICENSED PRODUCT in a country other than a LEAST DEVELOPED COUNTRY. Prior to granting such rights, JHU will notify LICENSEE, which shall have the first right to grant such rights to such QUALIFIED HUMANITARIAN ORGANIZATION.

2.8.

Commercial Development Sublicenses. In the event LICENSEE is unable or unwilling to develop a LICENSED PRODUCT for an unserved market, use, indication or territory, upon JHU’s request, LICENSEE shall negotiate with one or more potential sublicensees identified by JHU to authorize development of such product. LICENSEE shall not, however, be obligated to enter into a sublicense that poses a material risk to the successful development and commercialization of LICENSED PRODUCTS by LICENSEE.

2.9.

Exclusions. Nothing in this AGREEMENT imposes obligations on JHU or grants rights in any JHU technology, intellectual property, or other assets except as expressly identified in this AGREEMENT. Except as specifically provided in this AGREEMENT, JHU does not have any obligation to provide to LICENSEE any know how, inventions, data, materials, or assistance.

3.	DILIGENCE AND DILIGENCE REPORTS
3.1.	Milestones. LICENSEE shall achieve the MILESTONES set forth in Exhibit A-3 and shall notify JHU of the achievement of each MILESTONE within thirty (30) days of achieving them.
3.2.

Extension of Diligence Milestone. LICENSEE may request, in writing, an extension of the period for achieving a diligence MILESTONE set forth in Exhibit A-3 (each a MILESTONE) by up to six months. JHU will grant the requested extension provided (i) LICENSEE has diligently pursued achievement of the MILESTONE; and (ii) LICENSEE remits with the request the milestone payment amount due upon achievement of the delayed MILESTONE. The extension of a MILESTONE shall automatically extend the deadline for subsequent MILESTONES of Exhibit A-3 respecting the same subject matter by like amount. LICENSEE may seek extensions for MILESTONES no more than twice during the term of this AGREEMENT. If LICENSEE fails to meet any MILESTONE designated in Exhibit A-3, JHU may, at its option and as its sole remedy for LICENSEE’s breach of this Section, upon written notice to LICENSEE, convert the exclusive license granted under Section 2.1 hereof to a non-exclusive license or to a co-exclusive license, or terminate the LICENSE with respect to the technology covered under that particular PATENT RIGHT. Notwithstanding the foregoing, prior to JHU exercising such option, LICENSEE shall have the opportunity to cure any failure for a period of ninety (90) days after receipt of written notice from JHU of its intent to exercise its option.

3.3Diligence Reports. Annually, on or before March 1 of each year, LICENSEE shall submit a Diligence and Annual Report for the prior calendar year to JHU substantially in the form attached as Exhibit D and in sufficient detail to facilitate JHU’s compliance with its Bayh Dole Obligations.

4.	FEES, ROYALTIES, AND MILESTONES
4.1.

Licensee’s Obligation to Pay Fees, Royalties and Other Payments. As partial consideration for the rights granted by JHU under this AGREEMENT, LICENSEE shall pay to JHU all ROYALTIES, fees, PAST PATENT COSTS, PATENT COSTS, SUBLICENSE NON-ROYALTY CONSIDERATION, and other payments LICENSED PARTIES are required to pay JHU under this AGREEMENT. SALES, actions, or omissions by any LICENSED PARTY are deemed to be SALES, actions, or omissions of LICENSEE.

4.2.

Upfront License Fee. LICENSEE shall pay to JHU a nonrefundable UPFRONT LICENSE FEE as specified in Exhibit A-2 within thirty (30) days of the EXECUTION DATE. The UPFRONT LICENSEE FEE paid by LICENSEE to JHU shall not be credited towards any other payments LICENSEE is required to pay JHU under this AGREEMENT.

4.3.

Patent Costs. LICENSEE shall reimburse JHU for all PAST PATENT COSTS specified in Exhibit A-2 within thirty (30) days of the EXECUTION DATE. PATENT COSTS will be invoiced to LICENSEE on a rolling basis as processed by JHU or JHU’s patent counsel and are due and payable within thirty (30) days of receipt by LICENSEE. If agreed upon by JHU and LICENSEE, JHU shall arrange for patent counsel to bill PATENT COSTS directly to LICENSEE.

4.4.

Minimum Annual Royalty. On or before January 1 of each calendar year, LICENSEE shall pay JHU the MINIMUM ANNUAL ROYALTY (“MAR”) specified in Exhibit A-2. MAR payments are non-refundable and will be credited against ROYALTIES incurred by LICENSEE for the calendar year in which the MAR was due. No MAR credits will be applied to ROYALTIES incurred in prior or subsequent calendar years.

4.5.Royalties on Licensed Products and Reports. Within thirty (30) days of the end of each calendar quarter, LICENSEE shall pay ROYALTIES in accordance with Exhibit A-2 and submit the electronic Excel Quarterly SALES & ROYALTY Report set forth in Exhibit C. ROYALTIES shall be paid on all SALES of a LICENSED PRODUCT, and any use or manufacture of a LICENSED PRODUCT (for which LICENSEE receives consideration) in the LICENSED TERRITORY by all LICENSED PARTIES.

4.6.	Milestone Payments. Within thirty (30) days of achieving a MILESTONE, LICENSEE shall pay the related milestone payment to JHU as specified in Exhibit A-3.
4.7.	Patent Expiration and Royalty Adjustments.
4.7.1

Expiration of Valid Claims. Upon expiration of all VALID CLAIMS, LICENSEE’S obligations hereunder shall terminate unless after such expiration, LICENSEE continues to use LICENSED KNOW-HOW or LICENSED MATERIALS, and in that event, LICENSEE’s obligation to pay ROYALTIES shall continue for so long as such use continues, but in no event longer than [***] from the EFFECTIVE DATE, and provided further, that such ROYALTIES shall be reduced by [***]% pursuant to Section 4.8.1.

4.7.2

Royalty Stacking. In the event a LICENSED PARTY pays royalties on one or more third party patents (“OTHER ROYALTIES”) as a requirement to make, use or sell a LICENSED PRODUCT, then the LICENSEE may deduct [***]% of the amount paid for such OTHER ROYALTY from the ROYALTIES owed to JHU under this AGREEMENT. At no time, however, may the effective ROYALTY rate applicable to a LICENSED PRODUCT that requires OTHER ROYALTIES be less than [***]% of the applicable ROYALTY rate as set forth in Exhibit A-2. No deduction under this Section 4.7.2 shall be made for OTHER ROYALTIES paid to an AFFILIATE, division, or corporation sharing a common business location or any corporate officer with LICENSEE or to any SUBLICENSEE.

4.7.3

If the SALE of any LICENSED PRODUCT is covered by more than one intellectual property right under this AGREEMENT or any other agreement with JHU that covers the same LICENSED PRODUCT as in this AGREEMENT, multiple royalties shall not be due to JHU. LICENSEE may not sell LICENSED PRODUCTS to any distributor or other third party other than for a reasonable price arrived at through arms’-length negotiations.

4.7.4

No Duplicative Royalties. In those circumstances in which a ROYALTY is payable to JHU from the SALE of a LICENSED PRODUCT by an AFFILIATE or SUBLICENSEE of LICENSEE, and in which a ROYALTY is also payable to LICENSEE from the SALE of the same LICENSED PRODUCT by the same AFFILIATE or SUBLICENSEE, then LICENSEE shall not be required to pay a ROYALTY to JHU with respect to the ROYALTIES so received by LICENSEE on the same LICENSED PRODUCT, if and to the extent the required ROYALTY is received by JHU from the AFFILIATE or SUBLICENSEE. This exclusion is intended to avoid the payment of duplicative ROYALTIES and shall be strictly construed. Furthermore, in no event shall a ROYALTY due to JHU on NET SALES by an AFFILIATE or SUBLIECESSEE exceed any royalty due to LICENSEE by the AFFILIATE or SUBLICENSEE on NET SALES of the same LICENSED PRODUCT.

4.8.

Royalty Duration. LICENSEE’s obligation to pay ROYALTIES on NET SALES of each LICENSED PRODUCT covered by a VALID CLAIM in a jurisdiction shall remain in effect until the expiration of all VALID CLAIMS covering the LICENSED PRODUCT in the jurisdiction, except that:

4.8.1

In the event that no VALID CLAIM among the LICENSED PATENTS covers a LICENSED PRODUCT in a jurisdiction, but LICENSEE continues to utilize any LICENSED KNOW-HOW, LICENSED DATA and/or LICENSED MATERIALS in the SALE of the LICENSED PRODUCT in the jurisdiction, then the ROYALTY rate on NET SALES of such LICENSED PRODUCTS shall be reduced by [***]% of the amount set forth in Exhibit A-2. Such KNOW-HOW ROYALTY obligation shall terminate upon LICENSEE ceasing to use such KNOW-HOW in connection with any product.

4.9

International Licensed Products. The duration of the LICENSEE’s obligation to pay ROYALTIES shall be determined on a country-by-country basis from the date of FIRST COMMERCIAL SALE to the date of expiration of all VALID CLAIMS.

4.10	Sublicense Non-Royalty Consideration. LICENSEE shall pay to JHU the SUBLICENSE NON-ROYALTY CONSIDERATION as stated on Exhibit A-2 within sixty (60) days of receipt of SUBLICENSE NON-ROYALTY CONSIDERATION by LICENSEE.

4.11	Assignment Fee. LICENSEE shall pay to JHU an assignment fee as provided for in Exhibit A-4 within sixty (60) days of receipt of assignment consideration from its assignee.
4.12

Currency. All payments by LICENSEE to JHU shall be made in U.S. Dollars. Computation of conversion to U.S. Dollars from foreign currency transactions shall be made on a quarterly basis using the exchange rate quoted by United States Federal Reserve Bank for the last business day of the calendar quarter for which payment is due. If any restrictions on the transfer of currency exist in any country or other jurisdiction so as to prevent LICENSEE from making payments to JHU, LICENSEE shall take all commercially reasonable steps to obtain a waiver of such restrictions or to otherwise enable LICENSEE to make such payments.

4.13	Non-U.S. Taxes. LICENSEE shall pay all non-U.S. taxes imposed on all amounts payable by LICENSEE under this AGREEMENT. Such tax payments are not deductible from any payments due to JHU.
4.14

Invoicing by JHU. Payments shall be due in accordance with this AGREEMENT regardless of whether or not invoiced by JHU. Should JHU send an invoice to LICENSEE, it may do so in electronic form via e-mail sent to the e-mail address supplied by LICENSEE from time to time and will be deemed received by LICENSEE upon transmission.

4.15

Purchase Orders. If at any time LICENSEE requires a Purchase Order to complete payment to JHU under this AGREEMENT or a new Purchase Order number is issued on an annual basis, LICENSEE shall provide Purchase Order No. with JHU Agreement A38423 to JHTVReports@JHU.edu or other email address provided by JHTV. Alternatively, LICENSEE may inform JHU of need for or change in Purchase Order number on the electronic Excel Quarterly Royalty and Sales Report.

4.16	Payment Methods. All payments to JHU shall be made either by check or wire transfer, in accordance with the payment instructions set forth in Exhibit A-2 as may be updated from time to time.
4.17	Interest. Payments not received when due shall bear interest at the rate of six percent (6%) per annum (compounded monthly) from the date due until paid in full.

5.ROYALTY REPORTS AND ACCOUNTING

5.1.

Royalty Reports. Beginning with the FIRST COMMERCIAL SALE of a LICENSED PRODUCT, LICENSEE shall thereafter submit to JHU a Quarterly Sales and Royalty Report thirty (30) days after the end of each calendar quarter (even if there are no sales during that quarter), along with royalty payment under Section 4.5. LICENSEE agrees to submit an electronic Excel royalty report using the electronic royalty report template provided by JHU. This report will be in the form of Exhibit C and will state the number, description, and aggregate SALES of LICENSED PRODUCTS during the completed calendar quarter. This report will be in the form of Exhibit C with all indicated columns populated as they pertain to the completed calendar quarter with adjustments and unusual occurrences documented.

5.2.

Accounting and Audit Rights. Each LICENSED PARTY shall maintain complete and accurate books and records, for no less than seven years, relating to the rights and obligations under this AGREEMENT and any amounts payable to JHU. Such books and records shall include information sufficient to permit JHU to confirm the accuracy and completeness of any payments and reports delivered to JHU and compliance in all other respects with this AGREEMENT. Upon 14 days’ notice, a LICENSED PARTY shall make such books and records available for inspection by JHU or its designee during normal business hours, to verify any reports, accuracy, and completeness of payments and/or compliance with this AGREEMENT. In the event the inspections show an underpayment to JHU of 5% or more for any quarter during the period examined, LICENSEE shall bear the full cost of the inspection, which shall be due and payable (along with past due ROYALTY, ROYALTY shortfall and other payment amounts plus interest per Section 4.17 from the date that such payments should have been made to JHU) within thirty (30) days of receiving notice from JHU of the inspection results. JHU may exercise this inspection right not more than annually unless prior inspections show consistent underpayment of 10% or more (in which case JHU may conduct follow up inspections at its discretion).

5.3.

Statute of Limitations. Notwithstanding any applicable statute of limitation, LICENSEE agrees that it shall pay JHU for any underpayments revealed by an inspection for a period of seven (7) years prior to the inspection.

5.4.

Final Royalty Report and Payment. Within ninety (90) days of termination of this AGREEMENT, each LICENSED PARTY shall submit a final written Sales and Royalty Report and pay all outstanding amounts due under this AGREEMENT.

6.	CONFIDENTIAL INFORMATION
6.1.

Term of Confidentiality. During the term of this AGREEMENT and for a period of five years thereafter, the parties agree that all CONFIDENTIAL INFORMATION disclosed by a party shall be maintained in confidence by the receiving party and shall not be disclosed by the receiving party to any third party unless agreed to in writing by the disclosing party or compelled by a court of competent jurisdiction; nor shall any such CONFIDENTIAL INFORMATION be used at any time by the receiving party for any purposes other than those contemplated by this AGREEMENT.

6.2.

Standard for Confidentiality. Each party shall maintain the security of CONFIDENTIAL INFORMATION it receives from the other party by employing reasonable safeguards that are no less secure than those used to protect its own confidential records.

6.3.	Permitted Disclosures. These obligations respecting CONFIDENTIAL INFORMATION do not preclude disclosures about this AGREEMENT and amounts paid by LICENSED PARTIES as part of routinely prepared summary documents, regulatory filings, or financial reports, nor do they impede or impair JHU’s exercise of retained research and publication rights pursuant to Section 2.5. In addition, each party may disclose the terms of this AGREEMENT (a) as required by securities or other applicable laws or by the disclosure requirements of any securities exchange or other stock market on which a party’s securities are or are to be traded; (b) to prospective and other investors, SUBLICENSEES and acquirers; and (c) to such party’s accountants, attorneys, and other professional advisors. Additionally, LICENSEE consents to (i) JHU’s disclosure of the terms and conditions of this Agreement to all INVENTORS upon their request, and (ii) JHU’s acknowledging to third parties the existence of this Agreement and the extent of the licenses granted to LICENSEE and AFFILIATES under Article 2 hereof.

7.	DISCLAIMERS, LIABILITY LIMITATION
7.1

DISCLAIMER. JHU MAKES NO WARRANTIES UNDER THIS AGREEMENT. ALL TANGIBLE AND INTANGIBLE MATTER, INTELLECTUAL PROPERTY, TECHNOLOGY, RIGHTS, DATA, KNOW- HOW, AND MATERIALS (“DELIVERABLES”) LICENSED, GRANTED, OR PROVIDED BY JHU ARE “AS IS.” JHU MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, AS TO ANY MATTER INCLUDING WARRANTY OF FITNESS FOR PARTICULAR PURPOSE, MERCHANTABILITY, USEFULNESS, TITLE, NONINFRINGEMENT, VALIDITY, ENFORCEABILITY, USE, UTILITY, SCOPE, OR SUCCESFUL OPERATION OF DELIVERABLES.

7.2

LIMITS OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, SUCH AS LOSS OF PROFITS OR INABILITY TO USE DELIVERABLES, HOWEVER ARISING, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Under no circumstances shall JHU be liable for damages in excess amounts received by JHU under this AGREEMENT during the 12 months prior to the event giving rise to the claim for damages

8.	INDEMNITY AND INSURANCE
8.1.

Indemnification. LICENSEE and each applicable LICENSED PARTY (each an “Indemnitor” and collectively “Indemnitors”) shall protect, defend, and indemnify the JHU INDEMNITEES from and against any claims, losses, or damages of third parties (i) allegedly arising from or related in any way to any act or omission of an Indemnitor performing or exercising rights granted under this AGREEMENT, or (ii) allegedly caused by or arising in any way from LICENSED PRODUCTS. Indemnitors shall pay to defend the JHU INDEMNITIES against any claim subject to this Section 8.1 with counsel reasonably acceptable to JHU, and shall pay and/or hold the JHU INDEMNITEES harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any such lawsuit, claim, demand or other action, whether or not any JHU INDEMNITEE is named as a party defendant in any such lawsuit and whether or not the JHU INDEMNITEES are alleged to be negligent or otherwise responsible for any injuries to persons or property.

8.1.1.

Exclusions. The LICENSED PARTY Indemnification obligation as stated herein excludes: (i) claims arising solely from the practice by JHU of its retained rights under Section 2.5 of this AGREEMENT; and (ii) claims arising solely from the negligent use or administration by a JHU INDEMNITEE of a LICENSED PRODUCT (but any related claim of product liability or Indemnitor negligence shall remain subject to Indemnification).

8.1.2.

Notice, Cooperation, and Participation. JHU or a JHU INDEMNITEE shall provide LICENSEE with prompt notice of any claims subject to indemnification and will provide reasonable cooperation in the investigation and defense of such claims. JHU shall have the right to participate in the defense of any claim with counsel of its choice and at its own expense. JHU shall have the right to approve any settlement against JHU or that imposes any liability or obligation on JHU. JHU will not agree to or enter into any settlement of any claim for which it is seeking indemnification hereunder without the written approval of LICENSEE, which approval shall not be unreasonably withheld.

8.2.

Insurance. LICENSEE shall, continuing throughout the term of this AGREEMENT and for a period of three years thereafter, obtain and maintain, in full force and effect and at LICENSEE’s sole cost and expense, the insurance coverage as set forth in Exhibit E. LICENSEE shall provide written proof of such insurance coverage to JHU within 30 days of EXECUTION DATE or initial coverage, whichever is later, and each renewal thereof. JHU shall have the right to terminate this AGREEMENT and the licenses granted herein in the event LICENSEE or a LICENSED PARTY (as applicable) fails to obtain the required insurance or if the insurance lapses or is cancelled and LICENSEE fails to cure such default within thirty (30) days after such lapse or cancellation.

8.3.	Survival. The foregoing indemnification obligations shall survive termination or expiration of this AGREEMENT and shall not be subject to any limitation of liability set forth in this AGREEMENT.
9.	PATENTS
9.1

Title and Authority. Each Party shall retain and hold title to its respective interests in all patents and patent applications included in the LICENSED PATENTS. LICENSED PATENTS shall be owned (a) by JHU if invented by JHU; or (ii) co- owned, or jointly owned, by JHU and LICENSEE if jointly invented by JHU and LICENSEE.

9.2.	Domestic and Foreign Filing and Prosecution.
9.2.1

As regards applications and patents among the LICENSED PATENTS solely owned by JHU, JHU will be initially responsible for the preparation, filing, prosecution and maintenance of all LICENSED PATENTS, using independent patent counsel reasonably acceptable to LICENSEE. JHU will: (a) instruct such patent counsel to furnish LICENSEE with copies of all correspondence relating to the LICENSED PATENTS from the United States

Patent and Trademark Office (USPTO) and any other patent office, as well as copies of all proposed responses to such correspondence in time for LICENSEE to review and comment on such response; (b) give LICENSEE an opportunity to review the text of each patent application before filing; (c) consult with LICENSEE with respect thereto; (d) supply LICENSEE with a copy of any application as filed, together with notice of its filing date and serial number; and (e) keep LICENSEE advised of the status of actual and prospective patent filings. JHU shall give LICENSEE the opportunity to provide comments on, and make requests of, JHU concerning the preparation, filing, prosecution, protection, and maintenance of the LICENSED PATENTS, and shall accept any and all reasonable comments and requests.

9.2.2

As regards co-owned applications and patents among the LICENSED PATENTS, LICENSEE shall have the right, at its option, to control the filing for, prosecution and maintenance of the LICENSED PATENTS; provided however that LICENSEE shall keep JHU reasonably informed as requested from time to time by JHU with respect to (i) the scope and content of all patent applications within the LICENSED PATENTS; and (ii) content or proposed responses to official actions of national patent offices regarding the prosecution of the LICENSED PATENTS. For purposes of this Article 9.2, “prosecution and maintenance” of patents and patent applications shall be deemed to include, without limitation, filing of applications, the conduct of interferences or oppositions, and/or requests for re-examinations, reissues, or extensions of patent terms.

9.3.

Common Interest. All non-public information exchanged between JHU and the LICENSED PARTIES or their respective counsel regarding preparation, filing, prosecution, and maintenance of the PATENT RIGHTS shall be deemed CONFIDENTIAL INFORMATION. In addition, the parties acknowledge and agree that, with respect to such preparation, filing, prosecution and maintenance of the PATENT RIGHTS, the interests of the parties are to obtain the strongest patent protection possible, and as such, are aligned and are legal in nature. The parties agree and acknowledge that they have not waived, and nothing in this AGREEMENT constitutes a waiver of, any legal privilege concerning the PATENT RIGHTS or the CONFIDENTIAL INFORMATION, including privilege under the common interest doctrine and similar or related doctrines.

9.4.	Infringement.
9.4.1

Notification of Infringement by Third Party. Each party will promptly notify the other in writing in the event it discovers, receives notice of, or otherwise reasonably suspects infringement by a third party.

9.4.2

Suits for Infringement. LICENSEE shall have the first right, at its own expense, to initiate and prosecute an infringement action against one or more third parties to enforce the LICENSED PATENTS in the FIELD OF USE in the LICENSED TERRITORY, provided that LICENSEE (a) notifies JHU at least sixty (60) days in advance of any such suit; (b) does not file said action without the prior written consent of JHU, and (c) carefully considers the views of JHU and the public interest in making its decision whether or not to file suit. LICENSEE: (i) shall not initiate an infringement action in the absence of a good faith belief in the infringement, validity and enforceability of the asserted claims after reasonable investigation, (ii) shall at all times keep JHU informed as to the status of the action and shall consult with JHU throughout the action; and (iii) shall at all times carefully consider the views of JHU with respect to any infringement action, including, for example, choice of litigation counsel, venue, and litigation strategy. For purposes of clarity, nothing contained herein shall be construed to limit or otherwise impair the ability of LICENSEE to exercise its rights available under applicable law with respect to its own interest in the subject patent as a co-owner thereof.

9.4.3.

Recovery. Any award paid by third parties as the result of any action hereunder (whether by way of settlement or otherwise) shall first be applied to reimbursement of the out-of-pocket legal fees and expenses incurred by either party (with the initiating party's fees paid first), and then the remainder shall be divided between the parties as follows:

(a)

(i)  If the award constitutes lost profits, LICENSEE shall receive an amount equal to the damages the court determines LICENSEE has suffered as a result of the infringement less the amount of any royalties that would have been due to JHU on sales of LICENSED PRODUCT lost by LICENSEE as a result of the infringement had LICENSEE made such sales; and (ii) JHU shall receive an amount equal to the royalties it would have received if such sales had been made by LICENSEE; or

(b)	As to awards other than lost profits, [***] shall go to the party initiating such proceedings and [***] to the other party.
9.5.

Third Party Invalidity Actions. LICENSEE shall defend at LICENSEE’s expense any declaratory judgment or other action brought by a third-party naming LICENSEE and/or JHU as a defendant and alleging invalidity of any of the PATENT RIGHTS unless such action is brought as a counterclaim to a suit against the third party initiated by JHU pursuant to JHU’s secondary right to enforce. JHU may, in its sole discretion and at its own expense, assume control of the defense of any third-party action, in which case LICENSEE shall cooperate fully with JHU in such defense at its own expense.

9.6.Waiver of Invalidity Claims. LICENSEE, on behalf of itself, its AFFILIATEs, and SUBLICENSEEs, understands and agrees that transfer of LICENSED RIGHTS under this AGREEMENT will confer substantial benefits to them, even in the absence of one of more VALID CLAIMS. Such benefits include “early mover” advantage. In addition, LICENSEE on behalf of itself, its AFFILIATEs, and SUBLICENSEEs understands and agrees that the consideration paid for LICENSED RIGHTS reflects the nature and risks of early-stage technology, and the consideration required for a license to later stage technology would be significantly higher. Accordingly, each LICENSED PARTY agrees that it shall not initiate any action or proceeding to invalidate PATENT RIGHTS and hereby waives any rights they may have to do so.

9.7.Patent Challenges. Notwithstanding the foregoing, if a LICENSED PARTY initiates an action or proceeding challenging the validity of PATENT RIGHTS, the following shall apply:

(a)	JHU may terminate this AGREEMENT upon written notice to LICENSEE and/or the LICENSED PARTY.
(b)	No payments or reports required by this AGREEMENT shall be suspended or delayed during any challenge to PATENT RIGHTS and no such payments shall be subject to refund or recoupment for any reason.
(c)

Not less than ninety (90) days prior to initiating any challenge to any PATENT RIGHTS, the party challenging PATENT RIGHTS (the “Challenging Party”) shall provide written notice of the expected challenge to JHU which shall include a clear statement of the factual and legal basis for the challenge, and an identification of all prior art, documents, products, or other matter the Challenging Party believes to provide a basis for such challenge.

(d)

If such action or proceeding determines that at least one claim of the PATENT RIGHTS is a VALID CLAIM and practiced by a LICENSED PRODUCT, LICENSEE and the Challenging Party shall, thereafter, pay to JHU [***] all payment amounts which LICENSEE and Challenging Party would otherwise be required to pay under this AGREEMENT, other than PATENT COSTS. LICENSEE shall not be obligated to pay increased charges if it is not a party to the challenge to PATENT RIGHTS, has not assisted or facilitated the challenge, and has fully cooperated with JHU in the defense of such challenge. Additionally, notwithstanding anything contained in this Section 9.7, if LICENSEE is advised by legal counsel that it has the obligation under applicable law to disclose prior art to any applicable patent authority or office, such disclosure shall not be deemed a challenge for purposes of this Section 9.7 and JHU shall not have the right to terminate the licenses granted pursuant to this or any other agreement and none of the other rights set forth above shall become effective.

9.8.Marking. All LICENSED PRODUCTS shall be marked with the number of the applicable licensed patent(s) in accordance with each country’s patent laws.

10.	DISPUTES.
10.1.

Governing Law, Jurisdiction and Venue. This AGREEMENT shall be construed, and legal relations between the parties shall be determined, in accordance with the laws of the State of Maryland applicable to contracts executed and wholly to be performed within the State of Maryland without giving effect to the principles of conflicts of laws. Any disputes between the parties to the AGREEMENT shall be brought in the state or federal courts located in Baltimore, Maryland. Both parties hereby waive their right to a jury trial and consent to jurisdiction in such courts with respect to any disputes between them.

10.2

Resolution. The parties shall attempt in good faith to resolve all disputes through means other than litigation, such as mediation, arbitration, or structured negotiations. Each party agrees that, prior to initiating litigation, it will confer with other party about alternatives to litigation that may enable them to resolve the dispute fairly and efficiently.

11.	TERM AND TERMINATION
11.1.

Term. The term of this AGREEMENT shall commence on the EFFECTIVE DATE and shall continue in each country until the date of expiration of the last to expire patent included within PATENT RIGHTS in that country, or if no patents issue, then for 20 years from the EFFECTIVE DATE. LICENSEE’s license to the LICENSED KNOW-HOW, LICENSED DATA, AND LICENSED MATERIALS, as well as LICENSEE’s right to use JHU CONFIDENTIAL INFORMATION under Paragraph 6.1, shall survive the expiration, (but not an earlier termination) of this Agreement.

11.2.

Termination by LICENSEE for Convenience. LICENSEE may terminate this AGREEMENT upon ninety (90) days’ advance written notice in its discretion and at its convenience. In addition, LICENSEE may terminate its license with respect to any particular patent or patent application, or as to any particular LICENSED PRODUCT, with 60 days’ notice to JHU. From and after the effective date of a termination under this Paragraph 11.2 with respect to a particular patent or application, such patent(s) and patent application(s) in the particular country shall cease to be within the PATENT RIGHTS for all purposes of this Agreement, and all rights and obligations of LICENSEE under this Agreement with respect to such patent(s) and patent application(s) shall terminate and Exhibit A-1 shall be considered amended accordingly. LICENSEE will not be required to reimburse JHU for patent costs incurred after the 60-day notice period for such patents or patent applications. From and after the effective date of a termination under this Paragraph 11.2 with respect to a particular LICENSED PRODUCT, the license granted under Paragraph 2.1 above shall terminate with respect to such LICENSED PRODUCT, and the same shall cease to be a LICENSED PRODUCT for all purposes of this Agreement. Upon a termination of this Agreement in its entirety under this Paragraph 11.2, all rights and obligations of the parties shall terminate, except as provided in Paragraph 11.4 below.

11.3.

Termination by Either Party for Cause. This Agreement may be terminated by either party in the event that the other party fails to perform or otherwise breaches any of its obligations hereunder, if, following the giving of notice by the terminating party of its intent to terminate and stating the grounds therefor, the party receiving such notice shall not have cured the failure or breach prior to the expiration of a sixty (60) day cure period. In no event, however, shall such notice or intention to terminate be deemed to waive any rights to damages or any other remedy which the party giving notice of breach may have as a consequence of such failure or breach. A material breach by LICENSEE may include:

(a)	LICENSEE’s delinquency with respect to payment or reporting;

(b)	Failure to timely achieve a MILESTONE specified in Exhibit A-3 or otherwise failing to diligently develop, commercialize, and sell LICENSED PRODUCTS throughout the term of this AGREEMENT;
(c)	Non-compliance with record keeping or audit obligations as stated in Sections 3 and 5 of this AGREEMENT;
(d)	Voluntary bankruptcy or insolvency of LICENSEE; and
(e)	Non-compliance with LICENSEE’S insurance obligations.
11.4.

Licensee Obligations Upon Termination or Expiration. Upon expiration or termination of this AGREEMENT for any reason, LICENSEE shall remit payment to JHU for all amounts due or incurred prior to the effective date of termination, and any non-cancellable expenses (such as PATENT COSTS) undertaken prior to termination.

11.5.

Effect of Termination. Upon termination of this AGREEMENT, all rights and licenses granted by JHU to LICENSEE under this AGREEMENT shall terminate and all rights in, to, and under the LICENSED RIGHTS will revert to JHU and LICENSEE shall cease using and destroy the LICENSED MATERIALS and shall provide evidence of such destruction to JHU. LICENSEE may, for a period of one (1) year after the effective date of such termination, sell all tangible LICENSED PRODUCTS customarily classified as “inventory” that it has on hand at the date of termination, subject to payment by LICENSEE to JHU of the applicable royalty or royalties, as set forth in Exhibit A-2. If this Agreement is terminated, both parties shall be released from all obligations and duties imposed or assumed hereunder to the extent so terminated, except as expressly provided to the contrary in this Agreement. Upon termination, both parties shall cease any further use of the CONFIDENTIAL INFORMATION disclosed to the receiving party by the other party. Termination of this Agreement, for whatever reason, shall not affect the obligation of either party to make any payments for which it is liable prior to or upon such termination. Termination shall not affect JHU’s right to recover unpaid royalties, fees, reimbursement for patent expenses, or other forms of financial compensation incurred prior to termination. Notwithstanding any other provision of this Agreement, upon termination of this Agreement, any sublicenses granted in accordance with Paragraph 2.4 shall survive and, upon request, each SUBLICENSEE shall become a direct licensee of JHU, provided that JHU’s obligations to SUBLICENSEE(S) are no greater than JHU’s obligations to LICENSEE under this Agreement and that such SUBLICENSEE’S obligations to JHU shall be no greater than LICENSEE’s obligations to JHU under this Agreement. LICENSEE shall provide written notice of such to each SUBLICENSEE(S) with a copy of such notice provided to JHU. Termination shall not alter either Party’s pre-existing ownership rights in any LICENSED PATENT.

12.	Miscellaneous.
12.1.

Use of Name. LICENSEE may not use the name, trademarks, logos, or trade dress of The Johns Hopkins University, The Johns Hopkins Health System, and any of their constituent parts, such as JHU, Johns Hopkins, Hopkins, the Johns Hopkins

Hospital, Johns Hopkins Medicine or any contraction thereof or the name of INNOVATORS in any advertising, publicity or promotional literature, Web sites, electronic media applications, sales literature, fundraising documents, or press releases and other print or electronic communications without prior written consent from an authorized representative of JHU. Any request to make use of such names shall be made at least thirty (30) business days in advance of any proposed use and may be made by written request through JHTV. JHU shall have the right to list LICENSEE and display the logotype or symbol of LICENSEE on JHU’s website and on JHU publications as a licensee of JHU technology.

12.2.

Independent Parties. Nothing in this AGREEMENT shall be construed to create any agency, employment, partnership, joint venture, or similar relationship between the parties other than that of a licensor/licensee. Neither party shall have any right or authority whatsoever to incur any liability or obligation (express or implied) or otherwise act in any manner in the name or on the behalf of the other, or to make any promise, warranty, or representation binding on the other.

12.3.

Notice of Claim. Each party shall give the other party or its representative prompt notice of any suit or action filed, or of any claim made against them arising out of the performance of this AGREEMENT.

12.4.	No Assignment. Except as provided in Exhibit A-4, Neither party may assign this AGREEMENT, in whole or in part, without the prior written consent of the other party.
12.5

Notices. Any notice under any of the provisions of this AGREEMENT shall be deemed given when deposited in the mail, postage prepaid, registered or certified first-class mail or by nationally recognized private mail carrier and addressed to the applicable party at the address stated below, or such other address as such party shall specify for itself by like notice to other party. Transmission of notice by electronic mail is insufficient to meet the requirements of this provision.

If to JHU:

Director

Johns Hopkins Technology Ventures
1812 Ashland Avenue, Suite 110

Baltimore, Maryland 21205

If to LICENSEE:

Capricor, Inc.
8840 Wilshire Blvd., 2nd Floor
Beverly Hills, CA 90211
ATTN: General Counsel

12.6

Export Control. Certain of the LICENSED RIGHTS may be subject to United States laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979) controlling the export of technical data, computer software, laboratory prototypes, and other commodities. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances that such transfers shall not be made to certain foreign countries without prior approval of such agency. LICENSEE or the applicable LICENSED PARTY shall fully comply with such export control laws. JHU makes no representation respecting the requirements for such a license, or that, if required, that such a license will be issued.

12.7.	Successors and Assigns. This AGREEMENT shall bind and inure to the benefit of the successors and permitted assigns of the parties.
12.8.

No Waivers; Severability. No waiver of any breach of any provision of this AGREEMENT shall constitute a waiver of any other breach of the same or other provision of this AGREEMENT, and no waiver shall be effective unless made in writing and signed by the party waiving. Any provision of this AGREEMENT prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted without affecting any other provision of this AGREEMENT, which shall be interpreted so as to most fully achieve the intentions of the parties.

12.9.

Entire Agreement. This AGREEMENT supersedes all previous agreements and understandings relating to its subject matter (excluding the Sponsored Research Agreement executed by the parties), whether oral or in a writing, and constitutes the entire agreement of the parties and shall not be amended or altered in any respect except in a writing executed by the parties.

12.10.

No Agency. LICENSEE agrees that no representation or statement by any JHU employee without authority to execute this Agreement shall be deemed to be a statement or representation by JHU, and that LICENSEE was not induced to enter this AGREEMENT based upon any statement or representation of JHU, or any employee of JHU. JHU is not responsible for any publications, experiments or results reported by any JHU employee prior to, or after, the EFFECTIVE DATE, including those reported by any of the INNOVATORS.

12.11.

Binding Agreement. Exchange of this AGREEMENT in draft or final form between the parties shall not be considered a binding offer, and this AGREEMENT shall not be deemed final or binding on either party until the final AGREEMENT has been signed by both parties

12.12.

Delays or Omissions. Except as expressly provided by this AGREEMENT, no delay or omission to exercise any right, power or remedy accruing to any party, shall impair any such right, power or remedy to such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default be deemed a waiver of any other prior or subsequent breach or default. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this AGREEMENT, or any waiver on the part of any party of any provisions or conditions of this AGREEMENT, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this

AGREEMENT or by law or otherwise afforded to any party, shall be cumulative and not alternative.

12.13.

Survival. All representations, warranties, covenants, and agreements made in this AGREEMENT and which by their express terms or by implication are to be performed or continue to apply after the execution and/or termination of this AGREEMENT or are prospective in nature shall survive such expiration and/or termination. In addition, and for avoidance of doubt, the following articles shall survive any termination or expiration: Articles 5, 6, 7, 8, 9, 10, and 11.

12.14.

No Third-Party Beneficiaries. Nothing in this AGREEMENT shall be construed as giving any person, firm, corporation, or other entity, other than the parties and their successors and permitted assigns, any right, remedy or claim under or in respect of this AGREEMENT or any provision hereof.

12.15.	Headings. Article headings are for convenient reference and are not a part of this AGREEMENT. All referenced Exhibits are part of this AGREEMENT.
12.16.

Electronic Signature. Any signature, including any electronic symbol or process affirmatively attached to or associated with this AGREEMENT and adopted by JHU or LICENSEE to sign, authenticate, or accept such contract or record acceptance of the AGREEMENT, hereto shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any state law based on the Uniform Electronic Transactions Act, and the parties hereby waive any objection to the contrary.

Signature Page Follows

IN WITNESS WHEREOF, the parties have caused this AGREEMENT to be executed in duplicate counterparts, each of which shall be deemed to constitute an original, effective as of EFFECTIVE DATE. The undersigned verify that they have the authority to bind to this AGREEMENT the party on behalf of which they are executing.

This AGREEMENT includes the following Exhibits:

Exhibit A: Financial Terms

Exhibit A-1: LICENSED RIGHTS, FIELD OF USE, and LICENSED TERRITORY

Exhibit A-2: PATENT COSTS, Fees, ROYALTIES, and Payment Terms

Exhibit A-3: MILESTONES

Exhibit A-4: Permitted Assignment

Exhibit B: Definition of Terms

Exhibit C. Quarterly Sales & Royalty Report Form

Exhibit D: Diligence and Annual Report Form

Exhibit E: Insurance

Exhibit F: Licensed Know-how

Exhibit G: Licensed Material

Johns Hopkins University		Capricor, Inc.
By:	[***]	By:	[***]

Name:	[***]	Name:	[***]

Title:	[***]	Title:	[***]

Date:	April 28, 2021	Date:	April 28, 2021

Exhibit A (A-1, A-2, A-3, A-4)

Exhibit A-1: LICENSED RIGHTS, FIELD OF USE, and LICENSED TERRITORY

LICENSED	JHU	Capricor	US Patent Application #; Filing Date; Title of Invention
PATENTS	Ref.	Ref.
	[***]	[***]	[***]
[***]
[***]
[***]
[***]
[***]
[***]
		[***]	[***]
[***]
[***]
[***]
[***]
[***]
[***]
	[***]	[***]	[***]
[***]
[***]
[***]
[***]
		[***]	[***]
[***]
[***]
[***]
[***]
		[***]	[***]
[***]
[***]
[***]
[***]

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Exhibit A-2

PATENT COSTS, FEES, ROYALTIES, AND PAYMENT TERMS

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Payment Instructions

Checks are to be made payable to the “Johns Hopkins University.” All check payments from LICENSEE to JHU shall be sent to:

[***]

or such other addresses which JHU may designate in writing from time to time.

Wire transfers may be made through:

DOMESTIC ACH & WIRE

[***]

INTERNATIONAL FED WIRE

[***]

LICENSEE shall be responsible for any and all costs associated with wire transfers.

Exhibit A-3

MILESTONES

Date or Deadline	Description of MILESTONE	Milestone Payment Fee
[***]	[***]	[***]
[***]	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]

Exhibit A-4

PERMITTED ASSIGNMENT

1.

LICENSEE may assign this AGREEMENT as part of a sale or merger of substantially all of LICENSEE’s business or assets, to which this AGREEMENT pertains, regardless of whether such a sale occurs through an asset sale, stock sale, merger or other combination, provided:

(a)LICENSEE provides written notice to JHU at least thirty (30) days in advance of such assignment, if possible;

(b)The assignee agrees, in a writing delivered to JHU, to be bound by all provisions of this AGREEMENT; and

(c)LICENSEE remits an assignment fee to JHU equal to [***].

Exhibit B

DEFINITIONS

1.“AFFILIATE” means any corporation, licensee, partnership, joint venture or other entity, which controls, is controlled by or is under common control with LICENSEE, as evidenced by the direct or indirect ownership of at least 50% of voting rights governing the entity or the contractual power to control such rights.

2.“COMBINATION PRODUCT” means a collection or group of products sold together (such as in a kit or package) that contains (i) a LICENSED PRODUCT and (ii) one or more other functional products (“Other Products”) that has been sold separately for use without the LICENSED PRODUCT and which is not essential to the use or practice of the LICENSED PRODUCT. For example, a diagnostic panel comprising a LICENSED PRODUCT and an independent diagnostic biomarker.

3.“CONFIDENTIAL INFORMATION” means information disclosed by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) in connection with performance of this AGREEMENT that (i) concern the LICENSED RIGHTS and has been maintained by the Disclosing Party as nonpublic or proprietary information, and (ii) the parties shall use their reasonable best efforts to mark Confidential Information, if in tangible or readable form, at the time of disclosure and if disclosed orally, to reduce to writing, mark confidential, and address to the other party within ten (10) days after disclosure. Notwithstanding the foregoing, the failure to mark any writing as confidential or reduce any oral disclosure to written form will not cause the information contained in any writing or disclosure to lose its confidential designation or treatment if the nature of the information disclosed is of such a nature that the receiving party knows or has reason to know is confidential, or proprietary information of the disclosing party or is information which is of such a nature or the manner or circumstance in which such information is disclosed is such that it may be reasonably inferred to be confidential and/or proprietary to the disclosing party. CONFIDENTIAL INFORMATION does not include information that (a) was already in the Receiving Party’s possession before the disclosure by the Disclosing Party; (b) has been published or is later published unless such publication is a breach of this AGREEMENT; (c) is received by the Receiving Party from a third party not under an obligation of confidentiality; or (d) is independently developed by the Receiving Party’s employees who did not have access to CONFIDENTIAL INFORMATION.

4.“DISCOVERED PRODUCT” means a product, material, or service that is discovered through the use of a screening method or assay covered by the LICENSED RIGHTS.

5.	“FIELD OF USE” is defined in Exhibit A-1.

6.“FIRST COMMERCIAL SALE” means the first transfer by a LICENSEE for value of a LICENSED PRODUCT, with the exemption of materials transferred for use in a clinical trial at a nominal cost to the recipient.

7.“HUMANITARIAN PURPOSE” means practice of LICENSED RIGHTS in the prevention or treatment of disease in humans by or on behalf of any QUALIFIED HUMANITARIAN ORGANIZATION (including, for clarity, practice of LICENSED RIGHTS by contractors, manufactures or distributors acting for or on behalf of such QUALIFIED HUMANITARIAN ORGANIZATIONs on a fee-for-service, fee-for-product or charitable basis): (i) to manufacture LICENSED PRODUCTS anywhere in the world for the sole and express purposes of distribution and use of such LICENSED PRODUCTS in one or more LEAST DEVELOPED COUNTRIES, and (ii) to sell or otherwise distribute LICENSED PRODUCTS for use solely in one or more LEAST DEVELOPED COUNTRIES; provided, however, that sales and distribution of LICENSED PRODUCTS shall not be deemed made for humanitarian purposes unless products are distributed at locally-affordable prices.

8.“INNOVATORS” means the individuals who invented, authored, or created the LICENSED RIGHTS as identified in in Exhibit A-1.

9.“JHU INDEMNITEES” means JHU, The Johns Hopkins Hospital, The Johns Hopkins Health System Corporation, and their affiliated entities, their present and former trustees, officers, INNOVATORS, agents, faculty, employees and students.

10.“LEAST DEVELOPED COUNTRY” means those jurisdictions so defined by the United Nations Country Classification in the most recent United Nations’ publication “Statistical Annex.”

11.“LICENSED DATA” means the data specified in Exhibit A-1 that exists as of the EFFECTIVE DATE of the AGREEMENT.

12.“LICENSED KNOW-HOW” means all technical information and data, whether or not patented, of the JHU INNOVATORS, existing as of the EFFECTIVE DATE, necessary or useful for the use or practice of the PATENT RIGHTS as permitted under this AGREEMENT and listed under Exhibit F. LICENSED KNOW-HOW is and shall remain owned by JHU.

13.“LICENSED MATERIAL” means the material described in Exhibit A-1 and Exhibit G that exists as of the EFFECTIVE DATE of the AGREEMENT.

14.“LICENSED PARTIES” means LICENSEE, AFFILIATE, and/or SUBLICENSEE (as applicable).

15.“LICENSED PATENTS” means the patents and patent applications listed on Exhibit A-1 and includes any U.S. and non-U.S. patent applications (including PCT patent applications) claiming priority thereto and filed before the expiration of any provisional U.S. patent application listed in EXHIBIT A-1, including any and all non-U.S. counterparts, domestic or non-U.S. renewals, reissues, substitutions or additions, reexaminations, supplemental examinations, extensions, divisionals, continuations, continuations-in-part (but only to the extent that a given claim in the continuation-in-part is directed to subject matter specifically described in the applications listed in EXHIBIT A-1 and has an effective filing date of any one or more of the applications) and every patent that issues or reissues from such applications, including any corresponding foreign patents, patent applications and supplemental protection certificates; all of which are automatically incorporated in and added to Exhibit A-1 and made a part of this AGREEMENT.

LICENSED PATENTS shall be owned by (i) JHU if invented by JHU; or (ii) co-owned, or jointly owned, by JHU and LICENSEE if jointly invented by JHU and LICENSEE.

16.“LICENSED PRODUCT” means any service, process, method, material, compositions, drug, or other product that, (i) comprises, constitutes, or embodies the LICENSED RIGHTS, or (ii) requires use or practice of the LICENSED RIGHTS by LICENSED PARTIES or their customers.

17.“LICENSED RIGHTS” means all rights respecting LICENSED PATENTS, LICENSED DATA, LICENSED KNOW-HOW, and LICENSED MATERIALS granted to LICENSEE in Section 2 of this AGREEMENT.

18.	“LICENSED TERRITORY” means the territory specified in Exhibit A-1.
19.	“MILESTONE” means a diligence milestone or event specified in Exhibit A-2.

20.“NET SALES” means and includes the gross value of everything of value received by LICENSED PARTIES as consideration for the SALE of LICENSED PRODUCTS or COMBINATION PRODUCTS covered by a VALID CLAIM to a party that is not a LICENSED PARTY, including the fair market value of intangible rights, services and other things of value realized from SALES except for SUBLICENSEE NON-ROYALTY CONSIDERATION, as that term is defined in Exhibit A-2 of this AGREEMENT.

NET SALES generated from COMBINATION PRODUCTS shall be determined with the formula: COMBINATION PRODUCT NET SALES REVENUE = NET SALES *C/(C+D), where C is the total gross invoice price of the LICENSED PRODUCT when sold separately and D is the total gross invoice price of the Other Product(s) when sold separately.

NET SALES excludes the following items, provided they are separately invoiced to and paid by a purchaser of LICENSED PRODUCTS and thereafter paid or remitted by LICENSEE:

•	import, export, excise and sales taxes, and custom duties;
•	packing, freight, shipping insurance charges and transportation from the place of manufacture to the customer's premises or point of installation.
•	payments that are returned by LICENSEE pursuant to applicable law,
•	trade, quantity, or cash discounts allowed,
•	refunds, credits or allowances for returns, rejections and recalls,
•	rebates and chargebacks,
•	sales, use, VAT, tariff, import/export duties, or other excise taxes that to be collected by LICENSEE and paid to governmental authorities or are invoiced to purchaser.

21.“PATENT COSTS” means all costs of prosecuting and maintaining any LICENSED PATENT, including reasonable attorneys’ fees and expenses, and fees for patent filing(s), maintenance, annuities, translation, and defense against claims of infringement or invalidity, including fees and costs incurred in administrative proceedings or disputes pursuant to the America Invents Act of 2011 (such as an Inter Partes Review, Post Grant Review or Derivation Proceedings before the U.S. Patent Trial and Appeal

Board), incurred by JHU. PATENT COSTS excludes PAST PATENT COSTS.

22.“PAST PATENT COSTS” means all PATENT COSTS that are incurred by JHU prior to the EXECUTION DATE of this AGREEMENT and are able to be billed to LICENSEE on the EXECUTION DATE. For the avoidance of doubt, those PATENT COSTS incurred before the EXECUTION DATE but not available for billing until after the EXECUTION DATE will be billed as PATENT COSTS.

23.“PATENT RIGHTS” means the rights granted to LICENSEE in respect of the LICENSED PATENTS (and subject to the rights reserved or maintained by JHU)

24.“QUALIFIED HUMANITARIAN ORGANIZATION” means any governmental agency, non-governmental agency or other not-for-profit organization that has as one of its bona fide missions to address the public health needs of underserved populations on a not- for-profit basis. For clarity, QUALIFIED HUMANITARIAN ORGANIZATIONS do not include non-governmental agencies and non-for-profit organizations that are formed or established for the benefit of any for-profit entity.

25.“ROYALTIES” means payments owed to JHU in consideration of the rights granted to LICENSED PARTIES under this AGREEMENT that are determined as a percentage of NET SALES, which ROYALTY is explicitly set forth in Exhibit A-2 of this AGREEMENT.

26.“SALE” means a sale, lease, performance, transfer, delivery, contract to provide, or other disposition or conveyance for value of a LICENSED PRODUCT.

27.“SUBLICENSE” means an agreement in which LICENSEE (i) grants or otherwise transfers any of the LICENSED RIGHTS, (ii) agrees not to assert or seek a legal remedy for the practice of LICENSED RIGHTS, or (iii) creates an obligation to grant, assign or transfer any LICENSED RIGHTS to any other entity (other than an AFFILIATE).

28.“SUBLICENSEE” means any person or entity to which LICENSEE has granted a SUBLICENSE under this AGREEMENT.

29.“SUBLICENSE NON-ROYALTY CONSIDERATION” is defined in Exhibit A-2 of this AGREEMENT.

30.“VALID CLAIM” means (i) a claim of an issued and unexpired patent within the LICENSED PATENTS that has not been (a) conclusively revoked or held unenforceable, unpatentable or invalid by a competent court or tribunal and which is unappealable or unappealed in the time allowed for appeal and (b) irrevocably disclaimed, cancelled, withdrawn or abandoned or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (ii) a pending claim of a pending patent application within the LICENSED PATENTS which claim has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application, provided, however, that a pending patent application pending for more than seven (7) years shall not be considered to be a VALID CLAIM for purposes of this Agreement unless and until a patent with respect to such application issues with such claim. Determination of whether a claim of any patent within the LICENSED PATENTS is a VALID CLAIM shall be made on a country-by-country or jurisdiction-by- jurisdiction basis and shall be based solely on the decisions of the patent office and/or the courts having jurisdiction within that particular country or jurisdiction. For purposes of this Agreement, any decision adverse to the PATENT RIGHTS in a particular country or jurisdiction shall not affect said PATENT RIGHTS in any other country or jurisdiction.

Exhibit C

QUARTERLY SALES AND ROYALTY REPORT

[***]

Exhibit D

DILIGENCE AND ANNUAL REPORT

LICENSEE Name: ____________________________________

JHU Agreement Number: [***]_________________________

JHU Reference Number(s) [***]

Reporting Period: From To _______________

Please provide the following information in a separate document:

A description of progress by LICENSED PARTIES toward commercialization of LICENSED PRODUCTS, including work completed, key scientific discoveries, summary of work-in-progress, current schedule of anticipated events or MILESTONES, market plans (if any), significant corporate transactions and documents sufficient to evidence each.

A description and documentation of all FDA or other governmental filings and/or approvals regarding any LICENSED PRODUCT or LICENSED RIGHTS.

Certificate of Insurance or other evidence of insurance

 _is attached

Identification of all LICENSED PARTIES (AFFILIATE and SUBLICENSEE):

 NONE

 List attached with description of rights exercised.

SUBLICENSE(s) entered during the year:

 __NONE

(copy of each SUBLICENSE attached)

A description of any Material Event (e.g., change of control, name change or other significant change related to this AGREEMENT or LICENSEE:

 NONE

Details:

SEND DILIGENCE AND ANNUAL REPORT AND QUARTERLY SALES
AND ROYALTY REPORT TO:

Via mail or private mail carrier:	Via email (Preferred):

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Interested in reporting via our Licensee Reporting Portal? Contact us at [***] to request details about this reporting option.

Exhibit E

REQUIRED INSURANCE COVERAGES

1.

Assumption of Liability. LICENSEE hereby assumes full liability for any and all lawsuits, claims, demands, judgments, costs, fees (including attorney’s fees), expenses, injuries or losses arising from or relating to the LICENSED PRODUCTS.

2.

Insurance. LICENSEE will obtain and maintain Comprehensive General Liability Insurance with a reputable and financially secure insurance carrier reasonably acceptable to JHU. Prior to initial human testing or FIRST COMMERCIAL SALE of any LICENSED PRODUCT, LICENSEE will obtain and maintain in addition to the Comprehensive General Liability Insurance, Product Liability Insurance with a reputable and financially secure insurance carrier acceptable to JHU, to cover any liability arising from or relating to the LICENSED PRODUCTS. The insurance policy shall provide minimum coverage in the amounts and subject to the provisions below.

3.	General. LICENSEE shall obtain and maintain, in full force and effect and at LICENSEE’s sole cost and expense insurance policies providing:
a)

Commercial general liability insurance (including coverage and any necessary endorsements for products /completed operations as well as for clinical trials if any such trials are to be performed by or on behalf of LICENSEE) which provides, for each annual policy period, coverage of no less than the minimum limits specified below for injury, death and property damage resulting from each occurrence during the policy period; and

b)	If required by law, worker’s compensation insurance.
4.	Initial Policy Limits. The commercial general liability and products liability coverages shall have the following minimum limits:
a)	Commercial general liability: [***]. LICENSEE shall have thirty (30) days following the EXECUTION DATE to obtain such coverage.
b)	Products liability: [***].
c)

JHU may periodically evaluate the adequacy of the minimum coverage of insurance and coverage limits specified in this AGREEMENT. JHU reserves the right to require LICENSEE to reasonably adjust the insurance coverage by modifying the types of required coverages, the limits and/or financial rating and/or the method of financial rating of LICENSEE’s insurers as such changes are required of JHU by its insurance carrier. JHU shall provide LICENSEE with reasonable notice, contingent on JHU receiving timely notice from its insurance carrier, of any proposed modification, and, if so requested by LICENSEE, discuss any proposed modifications in good faith.

5.	Policy Requirements. Each policy of insurance required by this AGREEMENT shall:
a)	be issued by reputable and financially secure insurance carriers having at least an A- rating (A- rating or above by A.M. Best) and an A.M. Best Class Size of at least VIII,

b)	list each of JHU, its trustees, officers, employees, faculty, staff, students, agents and their successors, heirs and assigns as additional insureds,
c)	be endorsed to provide that the insurer waives all subrogation rights it has or may have against any additional insured, and
d)	be primary in respect of all additional insureds.
6.

Evidence of Insurance. LICENSEE shall provide JHU with a Certificate of Insurance from each such insurer which evidences compliance by LICENSEE with its obligations under this AGREEMENT. Upon the request of JHU, LICENSEE shall provide JHU with a copy of the policy, status of claims and claims history respecting any of the insurance required to be maintained by LICENSEE under this AGREEMENT. Further, LICENSEE will not cancel or fail to renew the identified insurance without giving JHU at least thirty (30) days’ prior written notice of such cancellation.

7.	Primary Coverage. All insurance of LICENSEE will be primary coverage; other insurance of JHU and JHU Indemnities will be excess and noncontributory.
8.

Clarifications. For the avoidance of doubt, the minimum insurance coverage and limits set forth in this AGREEMENT do not constitute a limitation on LICENSEE’s liability or obligations to indemnify or defend JHU and the JHU INDEMNITEES and any other additional insured under this AGREEMENT.

Exhibit F

LICENSED KNOW-HOW

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Exhibit G

LICENSED MATERIALS

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